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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994


              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                                               Dated: February 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during February 2004 is 1.85%. This interest rate was calculated as follows:

Applicable LIBOR      +      Number of basis points            =    Initial Rate
for February 2004            set by State of Israel
                             at beginning of monthly
                             sales period

1.25%                 +      60 BASIS POINTS                   =    1.85%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in March 2004 will receive the rate and spread in effect for that sales period.